EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 33-46711) of our reports dated August 23, 2007, relating to the consolidated financial statements and financial statement schedule of National Presto Industries, Inc., which appears on page F-19 of this annual report on Form 10-K for the year ended December 31, 2007.

/s/ VIRCHOW, KRAUSE & COMPANY, LLP

Minneapolis, Minnesota

March 14, 2008